Exhibit 5.1

March 29, 2017

Malvern Bancorp, Inc.

42 E. Lancaster Avenue

Paoli, Pennsylvania 19301

Re:     Registration Statement on Form S-4 of Malvern Bancorp, Inc.

Ladies and Gentlemen:

We have acted as counsel to and for Malvern Bancorp, Inc., a Pennsylvania corporation (the “Company”), in connection with the preparation and filing with the U.S. Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-4 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offering by the Company of up to $25,000,000 principal amount of the Company’s 6.125% Fixed-to-Floating Rate Subordinated Notes due 2027 (the “New Notes”), in exchange for a like principal amount of the Company’s outstanding unregistered 6.125% Fixed-to-Floating Rate Subordinated Notes due 2027 (the “Old Notes”).

We understand that the New Notes will be issued pursuant to an indenture dated as of February 7, 2017 (the “Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”).

We have examined copies of the Registration Statement, the Indenture, the Old Notes, the form of New Notes, and such other certificates, records and documents and such matters of law and fact as we have deemed necessary or advisable to enable us to render the opinion set forth in this letter.

In rendering the opinion set forth in this letter, we have assumed and relied upon, without independent investigation or verification, (i) the authenticity, completeness, truth and due authorization and execution of all documents submitted to us as originals, (ii) the genuineness of all signatures on all documents submitted to us as originals, and (iii) the conformity to the originals of all documents submitted to us as certified, electronic, photostatic or conformed copies.

This opinion letter is based upon the customary practice of lawyers who regularly give, and lawyers who regularly advise opinion recipients regarding, opinions of the kind rendered in this letter.

The opinion expressed herein is limited in all respects to the applicable provisions of the laws of the State of New York, and the federal laws of the United States of America, each as currently in effect as of the date of this letter (“Relevant Law”). The opinion expressed herein relates only to such Relevant Law and we express no opinion as to the laws of any other jurisdiction, and, without limiting the foregoing, we specifically note that we are not rendering any opinion as to compliance with any federal or state law, rule, or regulation relating to securities, or to the sale or issuance thereof. This opinion letter is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K, and we express no opinion as to any matter pertaining to the contents of the Registration Statement or any prospectus, other than as expressly stated herein with respect to the issuance of the New Notes.

In addition, our opinion is limited and qualified in all respects by the effects of (i) general principles of equity and limitations on availability of equitable relief, including specific performance, whether applied by a court of law or equity, and (ii) bankruptcy, insolvency, reorganization, moratorium, arrangement, fraudulent conveyance or fraudulent transfer, receivership, and other laws now or hereafter in force affecting the rights and remedies of creditors generally and other laws now or hereafter in force affecting generally only creditors of specific types of debtors.

The opinion expressed in this letter is as of the date of this letter and is necessarily limited to Relevant Law as now in effect and facts as they presently exist. We assume no obligation to advise you or any other person of any changes in law or regulation which may hereafter occur, whether the same are retroactively or prospectively applied, or to update or supplement this letter in any fashion to reflect any changes in law, regulation, facts or circumstances which hereafter come to our attention.

In addition, in giving our opinion expressed herein related to the validity, binding effect or enforceability of the New Notes, we have relied without independent investigation, as to matters relating to the law of the Commonwealth of Pennsylvania, on the opinion of Eckert Seamans Cherin & Mellott, LLC, a copy of which is filed as Exhibit 5.2 to the Registration Statement, and our opinion expressed herein is subject to all of the limitations and qualifications contained therein.

Based upon, and subject to, the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that when the New Notes are executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and issued and delivered in exchange for the Old Notes in the manner described in the Registration Statement, the New Notes will constitute legal, valid and binding obligations of the Company, entitled to the benefits of the Indenture.

The opinion expressed in this letter is limited to the matters set forth in this letter, and no opinion may be inferred or implied beyond that which is expressly stated in this letter. The opinion expressed in this letter must be read in conjunction with the assumptions, exceptions, qualifications and limitations set forth in this letter.

The opinion expressed in this letter is for your benefit and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act.

We hereby consent to your filing of this opinion as an exhibit to the Registration Statement and we further consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not hereby admit that we are “experts” within the meaning of the Securities Act or the Rules and Regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

/s/ Lowenstein Sandler LLP

LOWENSTEIN SANDLER LLP